UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2008

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1543 Wazee Street, Suite 200

Denver, CO 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2008, at the Annual Meeting of Shareholders of Chipotle Mexican Grill, Inc., Chipotle’s shareholders approved the Amended and Restated Chipotle Mexican Grill, Inc. 2006 Cash Incentive Plan, the Amended and Restated Chipotle Mexican Grill, Inc. 2006 Stock Incentive Plan, and the Chipotle Mexican Grill, Inc. Employee Stock Purchase Plan. Each of these plans had previously been approved by Chipotle’s Board of Directors. The Amended and Restated Cash Plan and the Amended and Restated Stock Plan are each effective immediately. Chipotle has not made a definitive determination to implement the Employee Stock Purchase Plan. In the event that plan is implemented, Chipotle will report the implementation on an additional Current Report on Form 8-K.

In addition, on May 21, 2008, Chipotle’s Board of Directors approved Board Pay Policies revising the compensation paid to Chipotle’s non-employee directors.

Each of the revised compensation plans, and certain awards under the plans, are described below.

Amended and Restated Chipotle Mexican Grill, Inc. 2006 Cash Incentive Plan

The Amended and Restated Cash Plan will continue to be administered by the Compensation Committee of Chipotle’s Board. The plan provides for the payment to participants of cash incentive awards contingent upon achievement of one or more performance goals set by the Compensation Committee at the beginning of each performance period. A performance period under the plan must be equal to or longer than one fiscal year and may overlap with other performance periods. The maximum award payable to a participant for a performance period of one year is $5 million, and the maximum award payable for a performance period longer than one year is $15 million.

This summary of the Amended and Restated Cash Plan is qualified in its entirety by reference to the full text of the plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this filing by reference. A more detailed summary of the plan can be found in Chipotle’s Proxy Statement for the 2008 Annual Meeting, which was filed with the Securities and Exchange Commission on April 7, 2008.

Amended and Restated Chipotle Mexican Grill, Inc. 2006 Stock Incentive Plan

The Amended and Restated Stock Plan will also continue to be administered by the Compensation Committee of Chipotle’s Board. The plan provides for incentive awards to Chipotle’s employees and non-employee directors of stock options and other stock-based awards denominated in shares of Chipotle Class A common stock. The number of shares of common stock authorized for issuance under the plan was increased by 2,250,000 shares to an aggregate total of 4,450,000 shares, approximately 2,788,000 shares of which were available for grant as of May 21, 2008. Awards with respect to no more than 500,000 shares of common stock may be made under the plan to any single participant in any fiscal year, and awards with respect to no more than 1,400,000 shares may be made in a form other than stock options and stock appreciation rights. Awards such as stock options and stock appreciation rights must have an exercise or base price no less than 100% of the closing price of the common stock on the date of grant, and the plan prohibits repricing of awards. The term of the plan was extended from January 25, 2016 to May 21, 2018. The Compensation Committee will determine the employees and other participants to receive awards, and the terms of any awards, granted under the plan.

This summary of the Amended and Restated Stock Plan is qualified in its entirety by reference to the full text of the plan, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this filing by reference. A more detailed summary of the plan can be found in Chipotle’s Proxy Statement for the 2008 Annual Meeting, which was filed with the Securities and Exchange Commission on April 7, 2008. Approval of the Amended and Restated Stock Plan also constituted approval of awards under the plan to Chipotle’s named executive officers and certain other officers, as described in more detail in the Proxy Statement.

Awards of Performance-Contingent Restricted Stock

Following approval of the Amended and Restated Stock Plan, the Compensation Committee of Chipotle’s Board approved the cancellation of shares of unvested restricted stock held by the named executive officers, which were subject to service-based vesting, and the replacement of those awards with an equal number of shares of performance-contingent restricted stock. The shares of performance-contingent restricted stock vest, if at all, based on achievement of a performance target determined by the Compensation Committee, but not before the scheduled vesting date of the original awards, subject to acceleration of vesting provisions that were carried over from the original awards. Chipotle Chief Executive Officer Steve Ells received 55,000 shares of performance-contingent restricted stock, President and Chief Operating Officer Monty Moran received 30,000 shares, Chief Financial Officer Jack Hartung received 20,000 shares and Chief Administrative Officer Bob Wilner received 15,000 shares, in each case replacing an equal number of shares of unvested service-based restricted stock that were cancelled.

This summary of the performance-contingent restricted stock is qualified in its entirety by reference to the full text of the form of Performance-Contingent Restricted Stock Agreement filed as Exhibit 10.3 to this Current Report on Form 8-K, which is incorporated into this filing by reference.

Adoption of Board Pay Policies and Awards of Restricted Stock Units

The Board Pay Policies adopted by the Board provide that effective January 1, 2008, non-employee directors of Chipotle receive an annual retainer of $100,000, of which $40,000 is paid in cash and $60,000 is paid in restricted stock units, or RSUs, representing the right to receive shares of Chipotle’s Class A common stock. The number of RSUs issuable to each non-employee director will be determined by dividing $60,000 by the closing price of the Class A common stock on the date of Chipotle’s annual meeting of shareholders each year.

Each non-employee director also receives a $2,000 cash payment for each meeting of the Board of Directors he or she attends and $1,500 for each meeting of a committee of the Board he or she attends ($750 in the case of telephonic attendance at an in-person committee meeting). Directors are also reimbursed for expenses incurred in connection with their service as directors, including travel expenses for meetings.

In addition to the annual retainer for Board service, the chairperson of the Audit Committee receives an additional annual cash retainer of $20,000, the chairperson of the Compensation Committee receives an additional annual cash retainer of $10,000, and the chairperson of the Nominating and Corporate Governance Committee receives an additional annual cash retainer of $6,000.

In connection with the adoption of the Board Pay Policies, the non-employee directors of Chipotle, Al Baldocchi, John Charlesworth, Neil Flanzraich, Pat Flynn and Darlene Friedman, each received a grant of 687 RSUs for their 2008 service on the Board. The RSUs are subject to three-year cliff vesting, subject to acceleration of vesting for directors who retire from the Board.

These summaries of the Board Pay Policies and the related RSUs are qualified in their entirety by reference to the full text of the Board Pay Policies, which are filed as Exhibit 10.4 to this Current Report on Form 8-K, and the form of Board of Directors Restricted Stock Units Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K, and each of which are incorporated into this filing by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Chipotle Mexican Grill, Inc. Amended and Restated 2006 Cash Incentive Plan

Exhibit 10.2	Chipotle Mexican Grill, Inc. Amended and Restated 2006 Stock Incentive Plan

Exhibit 10.3	Form of Performance-Contingent Restricted Stock Agreement

Exhibit 10.4	Board Pay Policies

Exhibit 10.5	Form of Board of Directors Restricted Stock Units Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

May 22, 2008	By:	/s/ Jack Hartung
Name: Jack Hartung
Title: Chief Financial Officer

Exhibit Index

Exhibit 10.1	Chipotle Mexican Grill, Inc. Amended and Restated 2006 Cash Incentive Plan

Exhibit 10.2	Chipotle Mexican Grill, Inc. Amended and Restated 2006 Stock Incentive Plan

Exhibit 10.3	Form of Performance-Contingent Restricted Stock Agreement

Exhibit 10.4	Board Pay Policies

Exhibit 10.5	Form of Board of Directors Restricted Stock Units Agreement